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                                                                     Exhibit 3.2

                           CERTIFICATE OF CORRECTION
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               MAXTOR CORPORATION

     Maxtor Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1. The name of the Corporation is Maxtor Corporation.

     2. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 13, 2000 and said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware ("DGCL").

     3. The inaccuracy or defect of said Restated Certificate of Incorporation to be corrected is that paragraph 2 on page 1 of said Restated Certificate of Incorporation is incorrect in that it recites that the Restated Certificate of Incorporation further amended the Certificate of Incorporation of the Corporation in accordance with Sections 242 and 245 of the DGCL when in fact the Restated Certificate only restated and integrated the provisions of the Certificate of Incorporation in accordance with Section 245 of the DGCL.

     4. The Restated Certificate of Incorporation should be corrected so that paragraph 2 on page 1 reads as follows:

          "2. This Restated Certificate of Incorporation restates and integrates the provisions of the Certificate of Incorporation of this corporation and has been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware ("DGCL")."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to the Restated Certificate of Incorporation to be executed this 1st day of March, 2001.

                                       MAXTOR CORPORATION



                                       By: /s/ Glenn H. Stevens
                                          ----------------------------
                                       Name:   Glenn H. Stevens
                                       Title:  Vice President, General Counsel
                                               and Secretary